SUBSIDIARIES SECURITY AGREEMENT


         This Subsidiaries Security Agreement dated as of March 23, 1999 (this "Agreement"), is made by each of the corporations listed on Annex I (collectively, the "Guarantors"), in favor of Norwest Bank Minnesota, National Association, as trustee for the Holders under the Indenture described below (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS:

         1. MFN Financial Corporation, a Delaware corporation (the "Company"), is a party to the Indenture of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

         2. The Guarantors have entered into the Subsidiaries Guaranty Agreement of even date with this Agreement (the "Guaranty"), made in favor of the Trustee under which the Guarantors jointly and severally guaranteed the obligations and liabilities of the Company under the Indenture.

         3. It is a condition precedent to the issuance of the senior secured notes that the Guarantors enter into this Agreement.

         4. Each Guarantor is a direct or indirect subsidiary of the Company and will derive substantial and direct benefits (which benefits are acknowledged by each Guarantor) from the issuance of the senior secured notes and other benefits to be provided to the Company under the Indenture.

                                   AGREEMENT:

         In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, each Guarantor agrees as follows:

         SECTION 1.        DEFINITIONS; INTERPRETATION

         1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

         1.2 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "Accounts" means any and all "accounts," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to a Guarantor arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

                  "Agreement" has the meaning set forth in the preamble.

                  "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for a Guarantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including (i) ledgers, (ii) records indicating, summarizing, or evidencing such Guarantor's assets (including Inventory and Rights to Payment), business operations or financial condition, (iii) computer programs and software, (iv) computer discs, tapes, files, manuals, spreadsheets, (v) computer printouts and output of whatever kind, (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind and (vii) any and all other rights now or hereafter arising out of any contract or agreement between a Guarantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Guarantor's books or records or with credit reporting, including with regard to such Guarantor's Accounts.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor.

                  "Collateral" has the meaning specified in Section 2.1.

                  "Company" has the meaning set forth in the first preliminary statement.

                  "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of a Guarantor with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

                  "Documents" means any and all "documents," as such term is defined in the UCC, including without limitation all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of a Guarantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are tangible portions of an identified mass, including such documents of title made available to a Guarantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

                  "Equipment" means all "equipment," as such term is defined in the UCC, whether now existing or hereafter acquired by a Guarantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which a Guarantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

                  "Financing Statements" has the meaning specified in Section 3.

                  "Fixtures" shall mean any "fixtures" as such term is defined in the UCC, whether now owned or hereafter acquired by a Guarantor.

                  "General Intangibles" means any "general intangibles," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor, and in any event includes (i) all tax and other refunds, rebates or credits of every kind and nature to which Guarantor is now or hereafter may become entitled, (ii) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising, (iii) all Intellectual Property Collateral, (iv) all uncertificated securities and interests in limited and general partnerships and limited liability companies,
         (v) all rights of stoppage in transit, replevin and reclamation, (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to a Guarantor by any Governmental Authority and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantor" has the meaning set forth in the preamble.

                  "Guaranty" has the meaning set forth in the second preliminary statement.

                  "Indenture" has the meaning set forth in the first preliminary statement.

                  "Insolvency Default" means a Default under Section 9.01(a)(vii) or Section 9.01(a)(viii) of the Indenture.

                  "Instruments" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired by a Guarantor.

                  "Intellectual Property Collateral" means the following properties and assets owned or held by a Guarantor or in which a Guarantor otherwise has any interest, now existing or hereafter acquired or arising:

         (A) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such patents, patent applications and patent licenses as described in Schedule E), present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

         (B) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

         (C) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such marks, names, applications and licenses as described in Schedule E), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

         (D) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, blue prints, descriptions, inventions name plates and catalogs; and

         (E) the entire goodwill of or associated with the businesses now or hereafter conducted by a Guarantor connected with an symbolized by any of the aforementioned properties and assets.

                  "Inventory" means any "inventory," as such term is defined in the UCC, wherever located, whether now owned or hereafter acquired by a Guarantor, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in a Guarantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by a Guarantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

                  "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include without limitation (i) all securities, whether certificated or uncertificated, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (ii) all securities entitlements of a Guarantor including without limitation, the rights of a Guarantor to any securities account of a Guarantor and financial assets held by a securities intermediary in such securities account and any fee, credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts held by a Guarantor, (iv) all commodity contracts held by the Company and (v) all commodity accounts held by a Guarantor.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, right of setoff, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor under Section 9-408 of the UCC) naming the owner of the asset to which such Lien relates as debtor, under the UCC or other comparable law of any jurisdiction.

                  "Majority Holders" means Holders having at least 25% in principal amount of the Outstanding Securities.

                  "Permitted Liens" means, without duplication (i) Liens on new receivables securing any Working Capital Facility, (ii) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, (iii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, (iv) Liens securing the payment of taxes, assessments, and governmental charges or levies, either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP, (v) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Guarantors or the value of such property for the purpose of such business, (vi) Liens on property existing at the time such property is acquired, (vii) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, (viii) Liens on the assets of any Subsidiary of a Guarantor at the time such Subsidiary is acquired, (ix) Liens with respect to obligations in outstanding amounts not to exceed $5,000,000 for the Company and the Guarantors on a consolidated basis at any particular time and that (a) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and
         (b) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and the Guarantors, (x) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the business of the Guarantors, (xi) Liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which (a) such Guarantor shall in good faith be prosecuting an appeal or proceeding for a review, (b) a stay of execution pending such appeal or proceeding for review shall be in effect and (c) such Guarantor shall have established on its books adequate reserves in accordance with GAAP, (xii) rights of banks to set off deposits against Indebtedness owed to such banks whether arising by law or pursuant to deposit, cash collateral or similar agreements and (xiii) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided, that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced or substitute property or assets, the value of which is not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

                  "Proceeds" means "proceeds," as such term is defined in the UCC, and in any event, includes whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of a Guarantor, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of a Guarantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to a Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

                  "Rights to Payment" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments and Proceeds.

                  "Secured Obligations" means the obligations of each Guarantor under the Guaranty.

                  "Transaction Documents" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

                  "Trustee" has the meaning set forth in the preamble.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         1.3 TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

         SECTION 2.        SECURITY INTEREST

         2.1 GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, and to induce the Trustee to enter into the Indenture and the Holders to accept and exchange the Securities and to authenticate the Securities as provided therein, each Guarantor grants, pledges, assigns, transfers, hypothecates and sets over to the Trustee for the benefit of itself and the Holders, a security interest in all of such Guarantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts; (iv) all Documents; (v) all General Intangibles; (vi) all Instruments;
(vii) all Books; (viii) all Fixtures; (ix) all Investment Property; (x) all Equipment, (xi) all Inventory, (xii) all money, cash or cash equivalents; and
(xiii) all products and Proceeds of any and all of the foregoing; provided, that the Collateral will not include (a) General Intangibles which by their terms are unassignable to the extent that consent to such an assignment is not obtained and (b) intent to use trademark applications to the extent the pledge and assignment hereunder renders such trademark applications void or voidable.

         2.2 GUARANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) each Guarantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trustee of any of the rights hereunder shall not release any Guarantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) neither the Trustee nor any Holder shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of a Guarantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

         2.3 CONTINUING SECURITY INTEREST. Each Guarantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 11.15.

         SECTION 3.        FINANCING STATEMENTS ETC.

         The Guarantors shall execute, deliver, file and record concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, blocked account agreements, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Trustee (the "Financing Statements"), and take all other action, at Guarantors' expense, to perfect and continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral and to accomplish the purposes of this Agreement.

         SECTION 4.        REPRESENTATIONS AND WARRANTIES

         In addition to and not in limitation of the representations and warranties of the Guarantors set forth in the Guaranty, each Guarantor represents and warrants to the Trustee that:

         4.1 LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL. Each Guarantor's chief executive office, corporate office and principal place of business is located at the address set forth in Schedule A, and all other locations where such Guarantor conducts business or Collateral is kept are set forth in Schedule A.

         4.2 LOCATIONS OF BOOKS. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for each Guarantor, are set forth in Schedule B.

         4.3 TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which each Guarantor presently conducts its business operations are set forth in Schedule C, and, except as set forth in Schedule C, no Guarantor has, at any time during the preceding five years (i) been known as or used any other corporate, trade or fictitious name, (ii) changed its name, (iii) been the surviving or resulting corporation in a merger or consolidation or (iv) acquired through asset purchase or otherwise any business of any Person.

         4.4 OWNERSHIP OF COLLATERAL. Each Guarantor is, and, except as permitted by Section 5.9, will continue to be, the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Guarantor acquires rights in such Collateral, will be the legal and beneficial owner thereof), and has good, indefeasible and merchantable title to the Collateral free and clear of any and all Liens other than Permitted Liens.

         4.5 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a valid and continuing security interest which is enforceable against the Collateral in which each Guarantor now has rights and will create a security interest which is enforceable against the Collateral in which such Guarantor hereafter acquires rights at the time such Guarantor acquires any such rights and (ii) subject to Permitted Liens and assuming the filing by such Guarantor of the Financing Statements, the possession of Instruments and the control over Investment Property, the Trustee has a perfected and first priority security interest in the Collateral in which each Guarantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Guarantor hereafter acquires rights at the time such Guarantor acquires any such rights, in each case for the Trustee's own benefit or for the benefit of the Holders, and in each case securing the payment and performance of the Secured Obligations. All action necessary or desirable to protect and perfect such security interest in the existing Collateral under the UCC has been duly taken.

         4.6 OTHER FINANCING STATEMENTS. Other than (i) financing statements or similar filings naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law ("UCC Financing Statements") disclosed to the Trustee and filed in connection with the Permitted Liens and
(ii) UCC Financing Statements in favor of the Trustee in its capacity as Trustee for the benefit of itself and the Holders under the Indenture and any other Transaction Documents, no effective UCC Financing Statement naming a Guarantor as debtor, assignor, Guarantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

         4.7 RIGHTS TO PAYMENT. The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens other than Permitted Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent permitted under the Indenture and for ordinary course setoffs and asserted claims or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5.15, or as otherwise disclosed to the Trustee in writing;

         (A) no Guarantor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the Indenture or other Transaction Documents; and

         (B) no Guarantor has knowledge of any fact or circumstance which would impair the validity or collectible of any of the Rights to Payment.

         4.8 INVENTORY. With respect to any Inventory in which the Trustee is granted a security interest pursuant to the terms of this Agreement, (i) such Inventory is located at the locations set forth on Schedule A, (ii) no Inventory is now, or shall at any time or times hereafter be stored with a bailee, warehouseman or similar party (except as disclosed on Schedule D) without the Trustee's prior written consent, and if the Trustee gives such written consent, the Guarantors will concurrently therewith at the Trustee's reasonable request use its best efforts to cause any such bailee, warehouseman or similar party to issue and deliver to the Trustee in form and substance acceptable to the Trustee, warehouse receipts therefor in the Trustee's name, (iii) such Inventory is of good and merchantable quality, free from any material defects, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition and (v) the completion of manufacture, sale or other disposition of such Inventory by the Trustee following a Default or an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which a Guarantor is a party or to which such Inventory is subject.

         4.9 INTELLECTUAL PROPERTY. Except as set forth in Schedule E, the Guarantors do not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

         (A) all patents, copyrights, trademarks, service marks and trade names are subsisting and none have been adjudged invalid or unenforceable in whole or in part;

         (B) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the Guarantor's knowledge, each of the patents is valid and enforceable;

         (C) to the Guarantor's knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

         (D) each Guarantor is the sole and exclusive owner of the Intellectual Property Collateral identified on Schedule E (other than Intellectual Property Collateral licensed by such Guarantor) and the past, present and contemplated future use of such Intellectual Property Collateral by the Guarantors has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

         (E) each Guarantor either owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

         4.10 EQUIPMENT. None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which the Guarantors have made all fixture filings required to perfect and protect the priority of the Trustee's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

         4.11 DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which the Guarantors maintain their respective Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule F.

         4.12 CHATTEL PAPER AND INSTRUMENTS. All action necessary to protect and perfect the security interest of the Trustee in all Instruments (including the delivery of all originals thereof to the Trustee) has been duly taken. With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement:

         (A) all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper has been duly taken;

         (B) all original documentation evidencing Chattel Paper is in the possession of the Guarantors; and

         (C) all original documentation evidencing Chattel Paper has been marked with a legend as described in Section 5.13.

         SECTION 5.        COVENANTS

         In addition to and not in limitation of the covenants of the Guarantors set forth in the Guaranty, so long as any of the Secured Obligations remain unsatisfied, each Guarantor agrees that:

         5.1 DEFENSE OF COLLATERAL. Each Guarantor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Trustee other than holders of Permitted Liens.

         5.2 PRESERVATION OF COLLATERAL. Each Guarantor shall maintain, preserve and protect the Collateral which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by the Indenture.

         5.3 COMPLIANCE WITH LAWS, ETC. Each Guarantor will comply with all requirements of law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) relating in a material way to the possession, operation, maintenance and control of the Collateral, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance could not reasonably be expected to materially adversely affect the value of the Collateral or the worth of the collateral as collateral security or have a Material Adverse Effect.

         5.4 LOCATION OF BOOKS AND CHIEF EXECUTIVE OFFICE. Each Guarantor will
(i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule B and (ii) give at least thirty days' prior written notice to the Trustee of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Guarantor or (b) any changes in the location of such Guarantor's chief executive office or principal place of business.

         5.5 LOCATION OF COLLATERAL AND DEPOSIT ACCOUNTS. Each Guarantor will
(i) keep the Collateral at the locations set forth in Schedule A or Schedule D and not remove the Collateral from such locations (other than Collateral in transit between locations listed in Schedule A or Schedule D in the ordinary course of business and disposals of Collateral permitted by clause (i) below) except upon at least thirty days' prior written notice of any removal to the Trustee, (ii) give the Trustee at least thirty days' prior written notice of any change in the locations set forth in Schedule A or Schedule D and (iii) give the Trustee at least thirty days' prior written notice of the creation and maintenance of any Deposit Account not set forth on Schedule F.

         5.6 CHANGE IN NAME, IDENTITY OR STRUCTURE. Each Guarantor will give the Trustee at least thirty days' prior written notice of (i) any change in name,
(ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule C and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading in such a manner as would require the refiling of Financing Statements under the UCC.

         5.7 MAINTENANCE OF RECORDS. Each Guarantor will keep accurate and complete Books with respect to the Collateral, and such Guarantor shall legend the Books pertaining to such Collateral with an appropriate disclosure of the Trustee's security interest hereunder.

         5.8 DISPOSITION OF COLLATERAL. No Guarantor will surrender or lose possession of (other than to the Trustee), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Indenture.

         5.9 LIENS. Other than liens in favor of the Trustee in its capacity as Trustee under the Indenture and Permitted Liens, each Guarantor will keep the Collateral free of all Liens.

         5.10 EXPENSES. Each Guarantor will maintain, keep and preserve the Collateral at its own cost and expense in accordance with its customary business practices.

         5.11 LEASED PREMISES. At the Trustee's request, each Guarantor will use its best efforts to obtain from each Person from whom such Guarantor leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Trustee may reasonably require, in form and substance reasonably satisfactory to the Trustee.

         5.12     RIGHTS TO PAYMENT.  Each Guarantor will:

         (A) with such frequency as the Trustee may reasonably require upon the occurrence and during the continuance of an Insolvency Default or an Event of Default, furnish to the Trustee (i) master customer listings, including all names and addresses, together with copies or originals (as requested by the Trustee) of documents, customer statements, repayment histories and present status reports relating to the Accounts,
                  (ii) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been canceled and (iii) such other matters and information relating to the Accounts as the Trustee shall from time to time reasonably request;

         (B) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

         (C) upon the request of the Trustee (i) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder and (ii) if an Insolvency Default or an Event of Default has occurred and is continuing, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Trustee or to such other Person or location as the Trustee shall specify; and

         (D) establish such lockbox, blocked account or similar arrangements for the payment of the Accounts and other Rights to Payment as the Trustee shall require.

         5.13 DOCUMENTS ETC. Each Guarantor will (i) immediately deliver to the Trustee, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Instruments and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) mark all Documents and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Norwest Bank Minnesota, National Association, as trustee, for the benefit of itself and certain holders." With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement, each Guarantor will

         (A) take all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper;

         (B) take possession of all original documentation evidencing Chattel Paper; and

         (C) not sell or transfer any Chattel Paper, whether in the ordinary course of business or otherwise.

         5.14     INVENTORY.  Each Guarantor will:

         (A) at such times as the Trustee shall reasonably request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of all Inventory, in form and substance satisfactory to the Trustee; and

         (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Trustee.

         5.15     EQUIPMENT.  Each Guarantor will:

         (A) upon the Trustee's reasonable request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of each item of Equipment, in form and substance satisfactory to the Trustee; and

         (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Equipment and promptly deliver a copy of such physical listing to the Trustee.

         5.16     INTELLECTUAL PROPERTY COLLATERAL.  Each Guarantor will:

         (A) not enter into any agreements or transactions (including any license or royalty agreement) pertaining to any Intellectual Property Collateral except in the ordinary course of business;

         (B) if reasonably within such Guarantor's abilities, not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public unless such Intellectual Property Collateral is no longer useful or necessary to the operation of its business;

         (C) diligently prosecute all applications for patents, copyrights and trademarks useful and necessary to the operation of its business, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral; and

         (D) provide the Trustee on a quarterly basis with a list of all new applications and registrations for United States and foreign patents, copyrights, trademarks, service marks or trade names, which such new applications and registrations shall be subject to the terms and conditions of the Indenture and this Agreement.

         5.17 NOTICES, REPORTS AND INFORMATION. Each Guarantor will (i) furnish to the Trustee such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail and (ii) upon the reasonable request of the Trustee make such demands and requests for information and reports as such Guarantor is entitled to make in respect of the Collateral.

         5.18 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time and at the sole expense of the Guarantors, each Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as are necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (i) upon the written request of the Trustee, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Trustee for the benefit of itself and the Holders, of any license or contract held by such Guarantor or to which such Guarantor has any rights not heretofore assigned, or any other General Intangible which by its terms is unassignable, (ii) in accordance with
Section 5.02 of the Indenture, filing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Transaction Document, (iii) transferring Collateral to the Trustee's possession for the benefit of itself and the Holders (if a security interest in such Collateral can be perfected only by possession, but not including any Collateral consisting of Chattel Paper, which shall remain in such Guarantor's possession in accordance with Section 4.12 hereof) and (iv) using its best efforts to obtain waivers of Liens, if any exist, from landlords and mortgagees in accordance with the Indenture. Each Guarantor also hereby authorizes the Trustee, for the benefit of itself and the Holders to file any such financing or continuation statements without the signature of such Guarantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the collateral is or shall become evidenced by any Instrument, such Instruments, other than checks and Securities received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Trustee immediately upon such Guarantor's receipt thereof.

         5.19 RIGHT OF INSPECTION. The Trustee, or any agent or employee designated by the Trustee in writing, has the right, from time to time after the date of this Agreement, to call at the Guarantor's place or places of business (or any other place where the Collateral or any information relating to the Collateral is kept or located) during reasonable business hours and, without unreasonable hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Guarantor's books, records, journals, orders, receipts and any correspondence and other data relating to the Guarantor's business or to any transactions between the parties thereto and (ii) to make such verification concerning the Collateral as the Trustee may consider reasonable under the circumstances.

         SECTION 6.        COLLECTION OF RIGHTS TO PAYMENT

         Until the Trustee exercises its rights hereunder to collect Rights to Payment, each Guarantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Trustee, upon and after the occurrence of any Default or Event of Default, all remittances received by the Guarantors shall be held in trust for the Trustee and, in accordance with the Trustee's instructions, remitted to the Trustee or deposited to an account with the Trustee in the form received (with any necessary endorsements or instruments of assignment or transfer).

         SECTION 7. AUTHORIZATION; TRUSTEE APPOINTED ATTORNEY-IN-FACT Each Guarantor hereby irrevocably constitutes and appoints the Trustee, for the benefit of itself, the Holders and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, from time to time in the Trustee's sole discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Trustee, for the benefit of itself and the Holders, the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, and at any time, to do the following:

         (A) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral;

         (B) take possession of and endorse any securities, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

         (C) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

         (D) notify the United States Postal Service authorities to change the address for delivery of mail addressed to such Guarantor to such address as the Trustee may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

         (E) receive, open and dispose of all mail addressed to such Guarantor;

         (F) send requests for verification of Rights to Payment to the customers or other obligors of such Guarantor;

         (G) contact, or direct such Guarantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Trustee;

         (H) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

         (I) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Trustee;

         (J) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Trustee;

         (K) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Trustee may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Trustee with respect to the Collateral;

         (L) execute any and all applications, documents, papers and instruments necessary for the Trustee to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

         (M) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

         (N) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Guarantor, which the Trustee may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral; and

         (O) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Guarantor, which the Trustee may reasonably deem necessary or advisable to maintain, protect and preserve the Trustee's security interest in the Collateral.

The Trustee agrees that, except upon and during the occurrence of an Insolvency Default or an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Trustee, pursuant to clauses (B) through (N) above. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Each Guarantor hereby ratifies, to the extent permitted by law, all that the Trustee shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

         SECTION 8.        TRUSTEE  PERFORMANCE OF GUARANTOR OBLIGATIONS

         After a Default or an Event of Default has occurred and is continuing, Trustee may perform or pay any obligation which a Guarantor has agreed to perform or pay under or in connection with this Agreement, and the Guarantors shall reimburse the Trustee on demand for any amounts paid by the Trustee pursuant to this Section 8.

         SECTION 9.        TRUSTEE'S DUTIES

         Notwithstanding any provision contained in this Agreement, but subject to the following sentence and Section 5.07 of the Indenture, the Trustee shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Guarantor, the Company, any Holder (as defined in the Indenture), subject to the Indenture and the Trust Indenture Act (as defined in the Indenture) or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Trustee's possession and the accounting for moneys actually received by the Trustee hereunder, the Trustee shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

         SECTION 10.  REMEDIES

         10.1 REMEDIES. After an Event of Default has occurred and is continuing, the Trustee shall have, in addition to all other rights and remedies granted to it in this Agreement, the Indenture or any other Transaction Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Guarantor agrees that the Trustee may:

         (A) peaceably and without notice enter any premises of the Guarantors, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Trustee may determine;

         (B) require the Guarantors to assemble all or any part of the Collateral and make it available to the Trustee at any place and time designated by the Trustee;

         (C) use or transfer any of the Guarantor's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Trustee may determine;

         (D) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law;

         (E) withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts; and

         (F) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Guarantors' assets, without charge or liability to the Trustee therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Trustee deems advisable; provided, that the Guarantors shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Trustee. The Trustee shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Guarantor hereby releases, to the extent permitted by law. Each Guarantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of such Guarantor set forth in the Indenture, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition or the date on or after which such sale or other disposition may occur; provided, that the Trustee may provide the Guarantors shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

         10.2 LICENSE. For the purpose of enabling the Trustee to exercise its rights and remedies under this Section 10, the Company hereby grants, to the extent it has the power and authority to do so, to the Trustee an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Guarantors) to use, license or sublicense any Intellectual Property Collateral.

         10.3 PROCEEDS ACCOUNT. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Insolvency Default or an Event of Default, the Trustee may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest bearing restricted deposit account (the "Proceeds Account") created and maintained by the Trustee for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Trustee may elect to apply such proceeds to the Secured Obligations, and each Guarantor agrees that such retention of such proceeds by the Trustee shall not be deemed strict foreclosure with respect thereto, (ii) in any manner elected by the Trustee, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount or (iii) otherwise proceed in any manner permitted by applicable law. Each Guarantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Guarantor shall not have any right of withdrawal with respect to such funds. Accordingly, such Guarantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with Section 11.15 the right to make any withdrawal from the Proceeds Account and the right to instruct the Trustee to honor drafts against the Proceeds Account.

         10.4 APPLICATION OF PROCEEDS. Subject to Section 10.3, the cash proceeds actually received from the sale or other disposition or collection of Collateral upon the exercise of any remedy by the Trustee under this Section 10, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be distributed to the Holders pro rata and applied as follows:

         First: to the payment of the costs and expenses of such sale, including reasonable compensation to the Trustee and its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Trustee, together with interest on such costs, expenses and liabilities and on all advances made by the Trustee from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

         Second: to the payment of any other fees, costs or other expenses constituting obligations under the Transaction Documents other than amounts payable under clause "First" above, together with interest on each such amount at the interest rate(s) applicable to the Secured Obligations pursuant to and in accordance with the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

         Third: to the payment of any interest then due, owing or unpaid in respect of any Security or any other Secured Obligation from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Indenture;

         Fourth: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Security or any other Secured Obligation secured by this Agreement, to be applied in accordance with the Indenture; and

         Fifth: the surplus, if any, to be paid to the Guarantors or to whomever lawfully may be entitled to receive such surplus.

The Guarantors shall remain liable to the Trustee for any deficiency which exists after any sale or other disposition or collection of Collateral.

         SECTION 11.  MISCELLANEOUS

         11.1 CERTAIN WAIVERS. Each Guarantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Secured Obligations, (ii) any right to require the Trustee (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Trustee's power or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (iii) all claims, damages, and demands against the Trustee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

         11.2 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Indenture. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered, (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid, (iii) if sent by telex, upon receipt by the sender of an appropriate answerback and (iv) if sent by facsimile transmission, upon receipt of electronic confirmation of receipt.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

         11.4     COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

         (A) The Guarantors shall pay, indemnify, and hold the Trustee, each Holder and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements, of any kind or nature whatsoever in accordance with the terms and conditions of the Indenture except to the extent arising from the Trustee's or such Holder's gross negligence, bad faith, wilful misconduct or fraud.

         (B) The Guarantors agree to indemnify the Trustee against and hold it harmless from any and all present and future stamp, transfer, or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

         (C)      Any amounts payable to the Trustee and each Holder under this
                  Section 11.4 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Indenture for the Securities.

         11.5 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Guarantors and the Trustee, and their respective successors and assigns; provided, that the Guarantors may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Majority Holders. Each Guarantor acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Secured Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Guarantors, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         11.7 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         11.8 WAIVER OF JURY TRIAL. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         11.9 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Indenture.

         11.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and agreement of the Trustee, the Holders and the Guarantors with respect to the matters referred to herein and therein.

         11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         11.12 NO INCONSISTENT REQUIREMENTS. Each Guarantor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; provided, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

         11.13 ENTIRE AGREEMENT. This Agreement (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.

         11.14 FURTHER ASSURANCES. Each Guarantor agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Agreement to be, become or remain, valid and effective in accordance with its terms.

         11.15 THE INDENTURE. Anything in this Agreement to the contrary notwithstanding, Section 5.02 of the Indenture is incorporated by reference herein, mutatis mutandis.

         11.16 TERMINATION. Upon payment and performance in full of all Secured Obligations, this Agreement and the security interests granted under this Agreement shall terminate and the Trustee shall promptly execute and deliver to the Guarantors such documents and instruments reasonably requested by the Guarantors as shall be necessary to evidence termination of this Agreement and of all security interests given by the Guarantors to the Trustee hereunder; provided, that the obligations of the each Guarantors under Section 11.4 shall survive such termination.


                                    * * * * *

         Executed and delivered as of the date first above written.

                                       MERCURY FINANCE COMPANY OF ALABAMA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF ARIZONA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF CALIFORNIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF COLORADO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF DELAWARE



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF FLORIDA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF GEORGIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF IDAHO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF ILLINOIS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF INDIANA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF IOWA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF KANSAS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF KENTUCKY



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF LOUISIANA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MICHIGAN



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MISSISSIPPI



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MISSOURI



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEVADA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEW MEXICO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEW YORK



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NORTH CAROLINA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF OHIO



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCE COMPANY OF OKLAHOMA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF OREGON



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF PENNSYLVANIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF SOUTH CAROLINA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF TENNESSEE



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCE COMPANY OF TEXAS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF UTAH



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF VIRGINIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF WASHINGTON



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF WISCONSIN



                                       By:
                                       Name:
                                       Title:


                                       FILCO MARKETING COMPANY



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCIAL SERVICES, INC.



                                       By:
                                       Name:
                                       Title:


                                       GULFCO FINANCE COMPANY



                                       By:
                                       Name:
                                       Title:


                                       GULFCO INVESTMENT COMPANY



                                       By:
                                       Name:
                                       Title:


                                       MIDLAND FINANCE COMPANY



                                       By:
                                       Name:
                                       Title:


                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By:
                                       Name:
                                       Title:

                                     ANNEX I

                                   Guarantors

                       Mercury Finance Company of Alabama
                       Mercury Finance Company of Arizona
                      Mercury Finance Company of California
                       Mercury Finance Company of Colorado
                       Mercury Finance Company of Delaware
                       Mercury Finance Company of Florida
                       Mercury Finance Company of Georgia
                        Mercury Finance Company of Idaho
                       Mercury Finance Company of Illinois
                       Mercury Finance Company of Indiana
                         Mercury Finance Company of Iowa
                        Mercury Finance Company of Kansas
                       Mercury Finance Company of Kentucky
                      Mercury Finance Company of Louisiana
                       Mercury Finance Company of Michigan
                     Mercury Finance Company of Mississippi
                       Mercury Finance Company of Missouri
                        Mercury Finance Company of Nevada
                      Mercury Finance Company of New Mexico
                       Mercury Finance Company of New York
                    Mercury Finance Company of North Carolina
                         Mercury Finance Company of Ohio
                         MFC Finance Company of Oklahoma
                        Mercury Finance Company of Oregon
                     Mercury Finance Company of Pennsylvania
                    Mercury Finance Company of South Carolina
                      Mercury Finance Company of Tennessee
                          MFC Finance Company of Texas
                         Mercury Finance Company of Utah
                       Mercury Finance Company of Virginia
                      Mercury Finance Company of Washington
                      Mercury Finance Company of Wisconsin
                             Filco Marketing Company
                          MFC Financial Services, Inc.
                             Gulfco Finance Company
                            Gulfco Investment Company
                             Midland Finance Company

                                   SCHEDULE A

                  LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER
                       LOCATIONS, INCLUDING OF COLLATERAL


         a. Chief Executive Office and Principal Place of Business:



         b. Other locations where the Guarantors conduct business or Collateral is kept:

                                   SCHEDULE B

               LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT

                                   SCHEDULE C

 TRADE NAMES AND TRADE STYLES: OTHER CORPORATE, TRADE OR FICTITIOUS NAMES, ETC.

                                   SCHEDULE D

         INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.

                                   SCHEDULE E

                      PATENTS, COPYRIGHTS, TRADEMARKS, ETC.

                                   SCHEDULE F

                                DEPOSIT ACCOUNTS